Exhibit 10(llll)

                                   Allan Wolk
                               3451 Executive Way
                                Miramar, FL 33025


                                 January 1, 1996


URT Industries, Inc.
3451 Executive Way
Miramar, FL 33025

Gentlemen:

        I understand that URT is simultaneously entering into a letter agreement dated January 1, 1996 (the "Intercorporate Agreement") with its subsidiary, Peaches Entertainment Corporation ("PEC"), which provides the URT will make available to PEC, for the balance of the Period of Employment described in my Employment Agreement with URT dated October 1, 1994 (the "Employment Agreement"), my services as PEC's Chairman, President and Chief Executive Officer and that PEC will pay directly to me, as compensation for such services, the amount described in the Intercorporate Agreement.

        It is the purpose of this letter agreement to confirm that:

        1.  I  agree  to  perform  for  PEC  the   services   described  in  the
Intercorporate Agreement.

        2. If, and to the extent that and so long as I receive from PEC the compensation described in the Intercorporate Agreement, as it may be increased or decreased from time to time, it shall be credited against the base salary which is payable to me by URT under the Employment Agreement.

        3. URT may rely on this letter agreement in executing the Intercorporate Agreement.

                                              Sincerely yours,

                                               s/Allan Wolk
                                              --------------------------
                                              Allan Wolk

AGREED AND APPROVED:

URT INDUSTRIES, INC.

By:    s/Brian Wolk
     ------------------------
         Vice-President